SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – July 23, 2003

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Item 5. Other Events

On July 23, 2003, Columbia Laboratories, Inc. (“Columbia”) sold 2,244,783 shares of its common stock to a group of institutional investors at a price of $11.70 per share. Columbia issued a press release titled “Columbia Laboratories Raises $26.3 Million Through Sale Of Common Stock”. A copy of Columbia’s press release is attached as Exhibit (99) and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2003

COLUMBIA LABORATORIES, INC.

By:	/s/ DAVID L. WEINBERG

David L. Weinberg Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Exhibit Description

99	Press Release

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